Back to Form 8-K
Exhibit 99.1

Investor Relations:	Media Relations:
Gregg Haddad	John Aberg
Vice President	Vice President
813-865-1284	813-865-5045
gregg.haddad@wellcare.com	john.aberg@wellcare.com

WELLCARE REPORTS PRELIMINARY FINANCIAL AND OPERATING
DATA FOR THIRD QUARTER 2007

Tampa, Florida (November 5, 2007) — WellCare Health Plans, Inc. (NYSE: WCG) today reported preliminary financial and operating data for the third quarter of 2007.  The Company is reporting preliminary data instead of actual results for the third quarter of 2007 due to the previously disclosed delay by the Company in filing its Form 10-Q for the quarter ended September 30, 2007.

As previously disclosed, on October 24th, certain federal and state agencies executed a search warrant at the Company’s headquarters in Tampa, Florida.  The Company is cooperating with the U.S. Department of Justice, the U.S. Federal Bureau of Investigation, the U.S. Department of Health and Human Services Office of Inspector General and the Florida Attorney General’s Medicaid Fraud Control Unit.  To date, the Company has not been advised by these federal and state agencies as to the subject matter of their investigations, and the Company does not know whether or the extent to which such investigations might lead to fines, penalties, operating restrictions or impacts on the Company’s historical financial statements.  However, the U.S. Department of Justice said in a press release dated October 24, 2007, that “[t]he ongoing investigation does not directly concern, nor should it have any impact upon, the delivery of any health care service to any person.”  In addition, the Company has received requests for information from the Securities and Exchange Commission, and the Company has communicated with regulators in the states in which the Company’s HMO and insurance operating subsidiaries are domiciled regarding the federal and Florida investigations.

As disclosed on November 2, 2007, a special committee of the Board of Directors of the Company is conducting an independent investigation into matters raised as part of the ongoing investigations and inquiries by certain federal and state agencies or other regulatory bodies or organizations as well as other governmental or private party proceedings that may commence.  The special committee will also develop and recommend to the Board of Directors for its consideration any remedial measures the special committee finds may be warranted.  The special committee has retained the law firm of Davis Polk & Wardwell to advise and assist it in the conduct of the special committee’s independent investigation.

As also disclosed on November 2, 2007, until the independent investigation conducted by the special committee is complete or substantially complete, the Company will not be in a position to file its Form 10-Q for the quarter ended September 30, 2007.  Accordingly, the filing of the Company’s Form 10-Q for the quarter ended September 30, 2007 will be delayed.  The Company is unable to predict how long the special committee’s investigation will take or when it will complete or substantially complete its work.  Depending on when the special committee completes its work, the filing of the Company’s Form 10-K for the year ending December 31, 2007 may also be delayed.  Pending completion of the special committee’s investigation, the Company will not be providing earnings guidance.

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WCG Reports Preliminary Financial and
   Operating Data for Third Quarter 2007

November 5, 2007

In a Wall Street Journal article published online late on November 2, 2007 and in print the next day, it was reported, among other things, that “according to a person familiar with details of the investigation,” federal and Florida Medicaid authorities are investigating allegations that the Company inflated the amount it spent on mental-health care in order to keep money it should have refunded to Florida's Medicaid program.  According to the article, the investigation followed the filing of a so-called whistleblower lawsuit by a former financial-department employee of Harmony Behavioral Health, a subsidiary of the Company.  The Company has not been served with and has not seen the whistleblower lawsuit referenced in the Wall Street Journal article.

The Company has learned from a docket search that a former employee of the Company’s special investigations unit, whose employment terminated on October 1, 2007, filed a qui tam action on October 25, 2007 in state court for Leon County, Florida against several defendants, including the Company and one of its subsidiaries.  The complaint is under seal.  Until the court unseals the complaint, the Company is unable to determine the nature of the allegations and, therefore, does not know at this time whether the qui tam action relates to the subject matter of the federal and Florida investigations or to the allegations reported in the Wall Street Journal article.

Preliminary Third Quarter Operations, Cash Flow and Financial Condition Highlights

Cautionary Note
Set forth below are certain preliminary operations and cash flow data for the three and nine months ended September 30, 2007.  Such data have not been reviewed by the Company’s outside auditors.  Actual results for the three and nine months ended September 30, 2007 may differ materially from the preliminary data contained in this press release depending on whether and the extent to which the outcomes of the governmental and special committee investigations impact the interim financial statements for such periods and any currently unanticipated issues that the Company’s outside auditors may raise when they review the Company’s interim financial statements for these periods following completion or substantial completion of the special committee’s investigation.  The Company also is unable at this time to assess the impact, if any, of the ongoing investigations on the Company’s previously issued historical financial statements.

Operations Highlights
Total Revenues: Total revenues for the third quarter 2007 rose 41.7% year over year to $1.43 billion.  The growth is attributable principally to the increase in the Company’s membership, including the launch of the Georgia Medicaid health plan which began operations in June 2006, as well as growth in Medicare products.  Medicare Advantage membership growth was 83.9% year over year and 77.8% year to date.

Medical Benefits Expenses: Medical benefits expenses were $1.14 billion, compared with the $802.9 million for the same period last year.  The medical benefits ratio was 81.5% compared with 80.3% in 2006, excluding the 0.5% impact of the 2006 net reinsurance charge for the Company’s Medicare prescription drug plan (PDP) product.  Including the reinsurance charge, the third quarter 2006 medical benefits ratio was 80.8%.  As previously disclosed, the Company did not renew its PDP reinsurance in 2007.  The 120 basis point increase in the medical benefits ratio was due primarily to changes in the demographic mix of our members, including the addition of new Medicare Advantage products.

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WCG Reports Preliminary Financial and
   Operating Data for Third Quarter 2007

November 5, 2007

Selling, General, and Administrative (SG&A) Expenses: SG&A expenses were $163.4 million, representing 11.4% of total revenues, compared with $124.9 million, or 12.4% of total revenues, for the same period last year.  The increase in SG&A expenses is in line with the expansion of the Company’s operations and growth initiatives.

Cash Flow and Financial Condition Highlights
For the nine months ended September 30, 2007, the Company’s net cash provided by operations was $366.5 million, or 2.4 times net income, after adjusting for the timing of receipt of payments from the Company’s government partners.  Please refer to the reconciliation on the attachment to this press release of adjusted net cash provided by operations to net cash provided by operations of $361.6 million on a GAAP basis.

Days in claims payable were 52 as of September 30, 2007, compared with 51 as of June 30, 2007, and 56 as of September 30, 2006.  The quarter to quarter increase resulted principally from the 2007 launch of the Company’s Medicare private fee-for-service products.

As of September 30, 2007, the Company had cash and cash equivalents of $1.2 billion as well as investments classified as current assets of $287.5 million, for a total of $1.49 billion in cash and short-term investments.

Webcast
The Company’s report on preliminary financial and operating data for the quarter ended September 30, 2007, will be webcast on Monday, November 5, 2007, beginning at 8:30 a.m. Eastern Time.  The Company will not have a question and answer period during the webcast.  A replay will be available beginning approximately one hour following the conclusion of the broadcast.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving more than 2.3 million members nationwide.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to: the outcomes of the pending governmental investigations and other proceedings; the outcome of the

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WCG Reports Preliminary Financial and
   Operating Data for Third Quarter 2007

November 5, 2007

Company’s special committee investigation; the potential expiration, cancellation, termination, suspension or non-renewal of the Company’s state or federal contracts (including as a result of our breach of a material provision of a contract or upon violation of relevant laws or regulations); the Company’s lack of prior operating history in expansion markets such as Georgia, Missouri and Ohio, including lack of experience with network providers and health benefits management in such markets; the Company’s lack of prior operating history in its PDP program and private fee-for-service (PFFS) program; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP and PFFS programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP and PFFS programs, including the benefit structures and the relative lack of awareness of these programs among health care providers, pharmacists, patient advocates and state regulators; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in laws applicable to the Company’s business, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including proposals in Congress to reduce funding of Medicare Advantage programs; risks associated with periodic government rate reimbursement adjustments, including the timing of the CMS risk-corridor payments to PDP providers and other program reconciliations; risks associated with negative publicity regarding the health insurance industry, including government programs managed care organizations; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions, sanctions, governmental investigations or premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states, counties and lines of business; risks associated with the Company’s substantial debt obligations; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel.  Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2007, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it.  The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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WCG Reports Preliminary Financial and
   Operating Data for Third Quarter 2007

November 5, 2007

WELLCARE HEALTH PLANS, INC.
UNAUDITED FINANCIAL AND OPERATING DATA
(In thousands, except share and per share data)

Cautionary Note:
Set forth below are certain preliminary financial and operating data for the three and nine months ended September 30, 2007.  Such data have not been reviewed by the Company’s outside auditors.  Actual results for the three and nine months ended September 30, 2007, may differ materially from the preliminary data contained in this press release depending on whether and the extent to which the outcomes of the governmental and special committee investigations impact the interim financial statements for such periods and any currently unanticipated issues that the Company’s outside auditors may raise when it reviews the Company’s interim financial statements for these periods following completion or substantial completion of the special committee’s investigation.  The Company also is unable at this time to assess the impact, if any, of the ongoing investigations on the Company’s previously issued historical financial statements.

	Three Months		Nine Months
	Ended Sept. 30,		Ended Sept. 30,
	2007*	2006	2007*	2006
Premium revenue	$1,398,815	$994,032	$3,941,109	$2,558,911
Total revenues	1,428,760	1,008,561	4,007,950	2,591,756
Medical benefits expense	1,139,494	802,880	3,245,883	2,106,927
Selling, general and administrative expense	163,403	124,936	490,818	326,766
Total expenses	1,311,239	937,837	3,760,760	2,457,116
Income before income taxes	117,521	70,724	247,190	134,640
Net income	72,374	43,281	151,992	82,225
Net income per share - basic	$1.77	$1.09	$3.75	$2.10
Net income per share - diluted	$1.71	$1.06	$3.62	$2.03

Weighted average common shares outstanding:
Basic	40,969,300	39,644,042	40,575,572	39,197,820
Diluted	42,219,703	40,958,565	41,943,522	40,498,564
_______
* Preliminary.  For the three and nine month periods ended September 30, 2007, these amounts include the impact of a previously disclosed non-recurring gain from the settlement of a legal matter during the third quarter of 2007.  The impact of this settlement on the preliminary and unaudited financial and operating data was as follows: increase in total revenues by $8,750; decrease in medical benefits expense by $1,168; increase in income before income taxes by $9,918; increase in net income by $6,109; and increase in basic and fully diluted earnings per share by approximately $.15 and $.14, respectively.

	Sept. 30,	Dec. 31,
	2007*	2006
Assets
Cash and cash equivalents	$1,198,396	$964,542
Investments	287,510	126,422
Total Assets	2,144,783	1,662,230

Liabilities and stockholders’ equity
Medical benefits payable	640,390	465,581
Debt	154,541	155,621
Total liabilities	1,373,645	1,099,175
Total liabilities and stockholders’ equity	2,144,783	1,662,230
_______
* Preliminary.

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WCG Reports Preliminary Financial and
   Operating Data for Third Quarter 2007

November 5, 2007

WELLCARE HEALTH PLANS, INC.
UNAUDITED FINANCIAL AND OPERATING DATA (Continued)
(In thousands, except share and per share data)

	Nine Months Ended September 30,
	2007*	2006
Net cash provided by operations	$361,617	$334,259
Net cash used in investing activities	(208,902)	(82,831)
Net cash provided by financing activities	81,139	115,714
_______
* Preliminary.

	Three Months		Nine Months
	Ended Sept. 30,		Ended Sept. 30,
	2007*	2006	2007*	2006
Premium revenue:
Medicaid	$677,404	$532,557	$1,966,154	$1,273,981
Medicare	721,411	461,475	1,974,955	1,284,930
Total	1,398,815	994,032	3,941,109	2,558,911

Medical benefits expense:
Medicaid	544,899	439,194	1,616,994	1,028,644
Medicare	594,595	363,686	1,628,889	1,078,283
Total	1,139,494	802,880	3,245,883	2,106,927

Medicaid MBR	80.4%	82.5%	82.2%	80.7%
Medicare MBR	82.4%	78.8%	82.5%	83.9%
Combined MBR	81.5%	80.8%	82.4%	82.3%
_______
* Preliminary.

Reconciliation of Adjusted Net Cash Provided By Operations
To Net Cash Provided By Operations

The Company reports adjusted cash provided by operations to exclude the changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners.  The Company believes that excluding changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners is a better measure of cash flow from operations, as these changes are a function of the timing of cash receipts from and payments to federal and state agencies at the end of a period.

Nine Months Ended Sept. 30, 2007*
Net cash provided by operating activities	$361,617
Adjusted for change in:
Unearned premiums	(12,729)
Premiums receivable	40,082
Net change in receivables/payables with government partners	(22,479)
Adjusted net cash provided by operating activities	$366,491
_______
* Preliminary.

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WCG Reports Preliminary Financial and
   Operating Data for Third Quarter 2007

November 5, 2007

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	Sept. 30, 2007*	Sept. 30, 2006
Membership by State (excluding stand-alone Medicare PDP)
Florida	512,000	522,000
Georgia	452,000	410,000
New York	135,000	113,000
Illinois	128,000	91,000
Ohio	48,000	-
Connecticut	39,000	38,000
Indiana	-	75,000
Other states	50,000	5,000
Total Membership by State	1,364,000	1,254,000

	Sept. 30, 2007*	Sept. 30, 2006
Membership by Program
Medicaid Membership
TANF	887,000	890,000
S-CHIP	215,000	191,000
SSI	71,000	58,000
FHP	31,000	28,000
Total Medicaid Membership	1,204,000	1,167,000

Medicare Membership
Medicare Advantage	160,000	87,000
Prescription drug plan (stand-alone)	972,000	911,000
Total Medicare Membership	1,132,000	998,000
Total Membership	2,336,000	2,165,000
_______
* Preliminary.

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